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                                                                   EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report on the consolidated financial statements of United Stationers Inc. as of August 31, 1993 and 1994 and for the years ended August 31, 1992, 1993 and 1994 and to the reference to our Firm under the caption "Experts" included in this registration statement.

                                          /s/ Arthur Andersen LLP

Chicago, Illinois
February 16, 1996